SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   November 16, 2009

PACIFIC ETHANOL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21467	41-2170618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Capitol Mall, Suite 2060, Sacramento, CA	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (916) 403-2123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.  below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

First Amendment to Settlement Agreement dated as of November 16, 2009 by and between Campbell-Sevey, Inc. and Pacific Ethanol, Inc.

Settlement Agreement dated as of August 6, 2009 by and between Campbell-Sevey, Inc. and Pacific Ethanol, Inc.

On November 16, 2009, Pacific Ethanol, Inc. (the “Company”) entered into a First Amendment to Settlement Agreement with a judgment creditor (the “Amendment”).  The Amendment amends a Settlement Agreement entered into by the Company on or about August 6, 2009 with the judgment creditor (the “Settlement Agreement”) under which the Company entered into a consent judgment, and judgment was entered against the Company in the amount of approximately $1,900,000 (the “Judgment”).  The Settlement Agreement resolved litigation between the Company and the judgment creditor concerning the Company’s alleged obligations as a guarantor of certain purported liabilities of one of the Company’s indirect subsidiaries.  The Settlement Agreement provided that the judgment creditor would not undertake any efforts to enforce or collect on the Judgment until December 1, 2009. The Settlement Agreement contains other customary terms and conditions, including mutual releases by the parties.

The Amendment provides that the judgment creditor will not undertake any efforts to enforce or collect on the Judgment until April 1, 2010.  The Amendment also provides that the Company is to remit approximately $214,000 to the judgment creditor on or before November 20, 2009 and is to remit $150,000 to the judgment creditor on or before December 18, 2009. Each payment is to apply to and reduce the amount of the Judgment; provided, that if the Company fails to timely make the second payment, then $150,000 of the first payment will not reduce the amount of the Judgment.

As a result of the Amendment, the Company has successfully deferred most of the approximately $1,900,000 payment previously due December 1, 2009 through the end of the first quarter of 2010.

The foregoing descriptions of the Amendment and the Settlement Agreement do not purport to be complete and are qualified in their entireties by reference to the Amendment and the Settlement Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

Exhibit No.	Description

10.1	First Amendment to Settlement Agreement dated as of November 16, 2009 by and between Campbell-Sevey, Inc. and Pacific Ethanol, Inc. (*)
10.2	Settlement Agreement dated as of August 6, 2009 by and between Campbell-Sevey, Inc. and Pacific Ethanol, Inc. (*)
_______________
*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC ETHANOL, INC.

Date: November 20, 2009	By:	/s/ CHRISTOPHER W. WRIGHT
Christopher W. Wright,
Vice President, General Counsel & Secretary

  EXHIBITS FILED WITH THIS REPORT

Number       Description

10.1	First Amendment to Settlement Agreement dated as of November 16, 2009 by and between Campbell-Sevey, Inc. and Pacific Ethanol, Inc.
10.2	Settlement Agreement dated as of August 6, 2009 by and between Campbell-Sevey, Inc. and Pacific Ethanol, Inc.